As filed with the Securities and Exchange Commission on October 15, 2009
Registration No. 333-90903

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment
To Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5300 California Avenue
Irvine, California 92617-3038
(949) 926-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Arthur Chong, Esq.
Senior Vice President, General Counsel and Secretary
Broadcom Corporation
5300 California Avenue
Irvine, California 92617
(949) 926-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles K. Ruck
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
(714) 540-1235
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-90903), which was declared effective on or about January 11, 2000, amended by a Post-Effective Amendment on Form S-1, which was declared effective on October 11, 2007 and further amended by a Post Effective Amendment on Form S-3 on February 6, 2009, which was declared effective on February 13, 2009. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES; TERMINATION OF REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX

DEREGISTRATION OF UNSOLD SECURITIES; TERMINATION OF REGISTRATION STATEMENT
          Pursuant to a Registration Statement on Form S-3 (File No. 333-90903) (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission on November 12, 1999 by Broadcom Corporation (the “Company”) under the Securities Act of 1933, as amended, the Company registered 1,959,477 (adjusted to reflect stock splits) shares of its Class B common stock (the “Exchanged Class B Shares”) issuable from time to time in exchange for exchangeable shares issued by one of its Canadian subsidiaries, HH Acquisition Inc. On that same registration statement, the Company also registered 1,959,477 (adjusted to reflect stock splits) shares of its Class A common stock issuable upon conversion of the Exchanged Class B Shares. The Company is filing this Post-Effective Amendment to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment, all of the shares remaining unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 14th day of October, 2009.

Broadcom Corporation
By:	/s/ Scott A. McGregor
	Name:	Scott A. McGregor
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President and Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2009

*	Senior Vice President and Chief Financial Officer	October 14, 2009
Eric K. Brandt	(Principal Financial Officer)

/s/ Robert L. Tirva Robert L. Tirva	Vice President and Corporate Controller (Principal Accounting Officer)	October 14, 2009

Joan L. Amble	Director

*	Director	October 14, 2009
George L. Farinsky

*	Director	October 14, 2009
Nancy H. Handel

Eddy W. Hartenstein	Director

*	Chairman of the Board	October 14, 2009
John E. Major

William T. Morrow	Director

*	Director	October 14, 2009
Robert E. Switz

*	By	/s/ Scott A. McGregor
Scott A. McGregor
Attorney-in-Fact

EXHIBIT INDEX

Where Located
				Exhibit	Filing	Filed
Exhibit Number	Description	Form	File No.	No.	Date	Herewith
24.1	Power of Attorney (included on signature page to the Post-Effective Amendment to Form S-3 on Form S-1)	POS AM on S-1	333-90903		10/05/2007